Exhibit 2.2

FIRST AMENDMENT TO
AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT (the “Amendment”) made this 19th day of September, 2013 by and among 1st Constitution Bancorp, a New Jersey corporation and registered bank holding company (“1st Constitution”), 1st Constitution Bank, a New Jersey state commercial bank and the wholly-owned banking subsidiary of 1st Constitution (the “Bank”), and Rumson-Fair Haven Bank and Trust Company, a New Jersey state commercial bank (“RFH”).

RECITALS:

A.           The parties entered into an Agreement and Plan of Merger dated as of August 14, 2013 whereby RFH agreed to merge with and into the Bank (the “Agreement”);

B             The parties have agreed to amend the Agreement in the manner set forth below.

C.            Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.            Section 1.12 of the Agreement is hereby amended in its entirety as follows:

“1.12           Capital Stock.  As of June 30, 2013, the Bank had capital of $80,799,431 divided into 1,212,104 issued and outstanding shares of $5.00 par value common stock (no treasury shares) (“Bank Common Stock”), including $52,888,514 of surplus, and undivided profits of $21,850,397 (includes Other Comprehensive Loss of $2,068,038 as of June 30, 2013).  As of June 30, 2013, RFH had capital of $18,790,874.24, divided into 3,225,964 issued and outstanding shares of $2.00 par value common stock (no treasury shares), including $9,944,918 of surplus, and undivided profits of $2,394,028 (includes Other Comprehensive Income of $353,000 as of June 30, 2013).  At the Effective Time, the amount of capital of the Bank shall be $90,477,436, divided into 1,212,104 shares of $5.00 par value common stock, including surplus of approximately $62,566,514 and undivided profits of $21,850,397, including capital reserves, adjusted however, for earnings and dividends declared and paid by the Bank between June 30, 2013 and the Effective Time and purchase accounting adjustments.”

2.            The Agreement is hereby amended by adding the following Section 1.16:

“1.16  Offices.  The (i) principal office and branch offices of RFH, (ii) the principal office and branch office of the Bank, and (iii)  the principal office and branch offices of the Surviving Entity are as set forth on Exhibit C attached hereto.  The principal office of the Surviving Entity on and after Effective Date shall be the principal office of the Bank set forth on Exhibit C and the principal office of RFH and its branches shall become branches of the Surviving Entity on and after the Effective Date.”

3.            Section 5.1(b) of the Agreement is hereby amended in its entirety as follows:

“(b)           (i) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares) any shares of the capital stock of RFH or any Subsidiary of RFH, or any securities convertible into or exercisable for any shares of the capital stock of RFH or any Subsidiary of RFH, (ii) split, combine or reclassify any shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, (iv) accelerate the exercisability or vesting of any Stock Options or RFH Stock Awards or (v) enter into any agreement with respect to any of the foregoing, except, (A) in the case of clauses (ii) and (iii), for the issuance of up to a total of 85,080  shares of RFH Common Stock upon the exercise of RFH Stock Options granted under RFH Stock Compensation Plans prior to the date hereof, any such exercise to be in accordance with the original terms of such options, and (Y) in the case of clause (iv), the acceleration of vesting of Stock Options covering up to 85,080 shares of RFH Common Stock and 11,250 RFH Stock Awards granted pursuant to RFH Stock Compensation Plans and outstanding on the date hereof;”

4.            The Agreement is hereby amended by adding Exhibit C which is attached to this Amendment.

5.            All other terms and conditions in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, 1st Constitution, the Bank and RFH have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ATTEST:		1st CONSTITUTION BANCORP

By:	/s/ JOSEPH M. REARDON	By:	/s/ ROBERT F. MANGANO
	Joseph M. Reardon		Robert F. Mangano
	Senior Vice President and Treasurer		President and Chief Executive Officer

ATTEST:		1st CONSTITUTION BANCORP

By:	/s/ JOSEPH M. REARDON	By:	/s/ ROBERT F. MANGANO
	Joseph M. Reardon		Robert F. Mangano
	Senior Vice President and Treasurer		President and Chief Executive Officer

ATTEST:		RUMSON-FAIR HAVEN BANK AND TRUST COMPANY

By:	/s/ GAYLE S. HOFFMAN	By:	/s/ JOSEPH CASTELLUCI
	Gayle S. Hoffman		Joseph Castelluci
	Senior Vice President and Counsel		President, Chief Executive Officer & General Counsel

STATE OF NEW JERSEY                             )
:  ss.
COUNTY OF MIDDLESEX                          )

On this 19th day of September, 2013, before me, a Notary Public for this state and county, personally came Robert F. Mangano, as President and Chief Executive Officer, and Joseph M. Reardon, as Senior Vice President and Treasurer of 1st Constitution Bancorp, and each in his capacity acknowledged this instrument to be the act and deed of 1st Constitution Bancorp and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ ROXANNE CULPEPPER

(Seal of Notary)

STATE OF NEW JERSEY                             )
:  ss.
COUNTY OF MIDDLESEX                          )

On this 19th day of September, 2013, before me, a Notary Public for this state and county, personally came Robert F. Mangano, as President and Chief Executive Officer, and Joseph M. Reardon, as Senior Vice President and Treasurer of 1st Constitution Bank, and each in his capacity acknowledged this instrument to be the act and deed of 1st Constitution Bank and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ ROXANNE CULPEPPER

 (Seal of Notary)

STATE OF NEW JERSEY                             )
:  ss.
COUNTY OF MONMOUTH                        )

On this 19th day of September, 2013, before me, a Notary Public for this state and county, personally came Joseph Castelluci, as President, Chief Executive Officer and General Counsel, and Gayle S. Hoffman, as Senior Vice President and Chief Financial Officer of Rumson-Fair Haven Bank and Trust Company, and each in his capacity acknowledged this instrument to be the act and deed of Rumson-Fair Haven Bank and Trust Company and the seal affixed to it to be its seal.

WITNESS my official seal and signature this day and year.

/s/ PAMELA WESCOTT-ARKENAU

(Seal of Notary)

Exhibit C

The Principal Office and Branch Offices of Rumson-Fair Haven Bank and Trust Company

Fair Haven Office (Principal Office)
636 River Road
Fair Haven, NJ 07704

Asbury Park Office
511 Cookman Avenue
Asbury Park, NJ 07712

Oceanport Office
251 East Main Street
Oceanport, NJ 07757

Rumson Office
20 Bingham Avenue
Rumson, NJ 07760

Shrewsbury Office
500 Broad Street
Shrewsbury, NJ 07702

The Principal Office and Branch Offices of 1st Constitution Bank

Main Office (Principal Office)
2650 Route 130
Cranbury, New Jersey 08512

Fort Lee Office
180 Main Street
Fort Lee, New Jersey  07024

Hamilton Office
3659 Nottingham Way
Hamilton, New Jersey  08690

Hightstown Office
140 Mercer Street
Hightstown, New Jersey  08520

Hillsborough Office
32 New Amwell Road
Hillsborough, New Jersey  08844

Hopewell Office
86 East Broad Street
Hopewell, New Jersey  08525

Jamesburg Office
1 Harrison Street
Jamesburg, New Jersey  08831

Lawrenceville Office
150 Lawrenceville-Pennington Road
Lawrenceville, New Jersey  08648

Perth Amboy Office
145 Fayette Street
Perth Amboy, New Jersey  08861

Plainsboro Office
Plainsboro Plaza Shopping Center
11 Shalks Crossing Road
Plainsboro, New Jersey  08536

Princeton Office
The Windrows at Princeton Forrestal
2000 Windrow Drive
Princeton, New Jersey  08540

Rocky Hill Office
995 Route 518
Skillman, New Jersey  08558

Village Office
74 North Main Street
Cranbury, New Jersey  08512

West Windsor Office
44 Washington Road
Princeton Jct, New Jersey  08550

The Principal Office and Branch Offices of the Surviving Entity

Main Office (Principal Office)
2650 Route 130
Cranbury, New Jersey 08512

Asbury Park Office
511 Cookman Avenue
Asbury Park, NJ 07712

Fair Haven Office
636 River Road
Fair Haven, NJ 07704

Fort Lee Office
180 Main Street
Fort Lee, New Jersey  07024

Hamilton Office
3659 Nottingham Way
Hamilton, New Jersey  08690

Hightstown Office
140 Mercer Street
Hightstown, New Jersey  08520

Hillsborough Office
32 New Amwell Road
Hillsborough, New Jersey  08844

Hopewell Office
86 East Broad Street
Hopewell, New Jersey  08525

Jamesburg Office
1 Harrison Street
Jamesburg, New Jersey  08831

Lawrenceville Office
150 Lawrenceville-Pennington Road
Lawrenceville, New Jersey  08648

Oceanport Office
251 East Main Street
Oceanport, NJ 07757

Perth Amboy Office
145 Fayette Street
Perth Amboy, New Jersey  08861

Plainsboro Office
Plainsboro Plaza Shopping Center
11 Shalks Crossing Road
Plainsboro, New Jersey  08536

Princeton Office
The Windrows at Princeton Forrestal
2000 Windrow Drive
Princeton, New Jersey  08540

Rocky Hill Office
995 Route 518
Skillman, New Jersey  08558

Rumson Office
20 Bingham Avenue
Rumson, NJ 07760

Shrewsbury Office
500 Broad Street
Shrewsbury, NJ 07702

Village Office
74 North Main Street
Cranbury, New Jersey  08512

West Windsor Office
44 Washington Road
Princeton Jct, New Jersey  08550